[Letterhead of Coopers & Lybrand]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549



We are aware that our report dated June 7, 1996, on our review of the interim consolidated financial information of Intimate Brands, Inc. and Subsidiaries for the thirteen-week period ended May 4, 1996 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-1960, 333-04921, and 333-04923. Pursuant to Rule 436(c)
under the Securities Act of 1933, this report should not be considered part of the Registration Statement prepared or certified by us within the meanings of Sections 7 and 11 of that Act.



                                               COOPERS & LYBRAND L.L.P.


Columbus, Ohio
June 11, 1996


                                      20